Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	July 23, 2020

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2020.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $1.74 in the second quarter of 2020, compared with $3.34 in the year-earlier quarter and $1.93 in the initial 2020 quarter. GAAP-basis net income in the recent quarter was $241 million, compared with $473 million in the second quarter of 2019 and $269 million in the first quarter of 2020. GAAP-basis net income for the second quarter of 2020 expressed as an annualized rate of return on average assets and average common shareholders' equity was .71% and 6.13%, respectively, compared with 1.60% and 12.68%, respectively, in the corresponding 2019 period and .90% and 7.00%, respectively, in the initial quarter of 2020.

Commenting on M&T’s second quarter results, Darren J. King, Executive Vice President and Chief Financial Officer, noted, “While the low interest rate environment resulted in a decline in our net interest income, it also led to a 13% improvement in mortgage banking revenue compared with the first quarter. During the quarter we added to our provision for credit losses and at the same time grew our Common Equity Tier 1 ratio to 9.51%. M&T’s conservatively positioned balance sheet continues to be strong, with substantial liquidity and sufficient capital to meet the needs of our customers and communities.”

Financial results for the second quarter of 2020 were adversely impacted by the COVID-19 pandemic. The economic outlook at June 30 deteriorated as compared with what had been assumed as of the end of the first quarter of 2020, with considerable uncertainty existing about the length and extent of the pandemic’s impact on the nation’s economy. The provision for credit losses in the recent quarter rose to $325 million from $250 million in the initial 2020 quarter and $55 million in the second quarter of 2019. The 2020 periods reflect the adoption of new accounting guidance for the measurement of expected credit losses on financial instruments that became effective on January 1, 2020. Spurred by the COVID-19 pandemic, the low interest rate environment resulted in decreased taxable-equivalent net interest income, while waivers and reduced customer transaction activity led to lower fees earned on deposit accounts.

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M&T BANK CORPORATION

Earnings Highlights

				Change 2Q20 vs.
($ in millions, except per share data)	2Q20	2Q19	1Q20	2Q19	1Q20

Net income	$241	$473	$269	-49%	-10%
Net income available to common shareholders ̶ diluted	$223	$453	$251	-51%	-11%
Diluted earnings per common share	$1.74	$3.34	$1.93	-48%	-10%
Annualized return on average assets	.71%	1.60%	.90%
Annualized return on average common equity	6.13%	12.68%	7.00%

For the first six-months of 2020, diluted earnings per common share were $3.67, compared with $6.69 in the year-earlier period. GAAP-basis net income for the first half of 2020 totaled $510 million, compared with $956 million in the corresponding 2019 period. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in the six-month period ended June 30, 2020 was .80% and 6.56%, respectively, compared with 1.64% and 12.91%, respectively, in the similar 2019 period.

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.  The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.  Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $1.76 in the second quarter of 2020, compared with $3.37 in the year-earlier quarter and $1.95 in the first quarter of 2020.  Net operating income in 2020’s second quarter was $244 million, compared with $477 million in the second quarter of 2019 and $272 million in the first quarter of 2020. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the recent quarter was .74% and 9.04%, respectively, compared with 1.68% and 18.83%, respectively, in the corresponding 2019 quarter and .94% and 10.39%, respectively, in the first quarter of 2020.

Diluted net operating earnings per common share in the first six months of 2020 were $3.71, compared with $6.74 in the similar 2019 period. Net operating income during the first half of 2020 was $516 million, compared with $963 million in the six-month period ended June 30, 2019. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was .84% and 9.71%, respectively, in the initial six months of 2020, compared with 1.72% and 19.19% respectively, in the corresponding 2019 period.

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Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis totaled $961 million in the recent quarter, compared with $1.05 billion in the second quarter of 2019. That decline resulted from a 78 basis point narrowing of the net interest margin, to 3.13% in the second quarter of 2020 from 3.91% in the second quarter of 2019, that was partially offset by the impact of a $16.0 billion or 15% increase in average earning assets to $123.5 billion in the second quarter of 2020 from $107.5 billion in the year-earlier quarter. Included in average earning assets in the recent quarter were $4.8 billion of average loan balances associated with the Paycheck Protection Program (“PPP”) that were funded during the quarter. In total, $6.5 billion of PPP loans originated by M&T were outstanding at June 30, 2020. In the first quarter of 2020, taxable-equivalent net interest income was $982 million, the net interest margin was 3.65% and average earning assets were $108.2 billion. As compared with the year-earlier quarter and the initial 2020 quarter, the recent quarter’s narrowing of the net interest margin resulted largely from lower yields on loans and deposits at the Federal Reserve Bank of New York, while the rise in average earning assets reflected higher balances in each of those asset types.

Taxable-equivalent Net Interest Income

				Change 2Q20 vs.
($ in millions)	2Q20	2Q19	1Q20	2Q19	1Q20

Average earning assets	$123,492	$107,511	$108,226	15%	14%
Net interest income ̶ taxable-equivalent	$961	$1,047	$982	-8%	-2%
Net interest margin	3.13%	3.91%	3.65%

Provision for Credit Losses/Asset Quality.  The provision for credit losses was $325 million in the second quarter of 2020, compared with $55 million in the year-earlier quarter and $250 million in 2020’s initial quarter. The significant increases in the provision in the two most recent quarters as compared with the second quarter of 2019 follow the adoption of new accounting guidance on January 1, 2020 and reflect updated economic assumptions and projections of expected credit losses as of the end of each of the first two quarters of 2020 that include estimates of the impact of the COVID-19 pandemic. Net loan charge-offs were $71 million during the recent quarter, compared with $44 million in the corresponding quarter of 2019 and $49 million in the first quarter of 2020. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .29% and .20% during the three-month periods ended June 30, 2020 and 2019, respectively, and .22% in the first quarter of 2020. Net charge-offs were .31% of average loans in the recent quarter, excluding the impact of PPP loans.

Loans classified as nonaccrual totaled $1.16 billion or 1.18% of total loans outstanding at June 30, 2020. Nonaccrual loans outstanding at March 31, 2020 were $1.06 billion or 1.13% of total loans and at June 30, 2019 were $865 million or .96%. The adoption of the new accounting guidance previously mentioned resulted in an increase in nonaccrual loans on January 1, 2020 of $171 million. Assets taken in foreclosure of defaulted loans were $67 million at June 30, 2020, compared with $73 million and $84 million at June 30, 2019 and March 31, 2020, respectively.

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Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $1.64 billion or 1.68% of loans outstanding at June 30, 2020, compared with $1.03 billion or 1.15% at June 30, 2019, $1.38 billion or 1.47% at March 31, 2020 and $1.18 billion or 1.30% as of January 1, 2020 following adoption of the current expected credit loss accounting rules. The adoption of the amended accounting guidance resulted in an increase to the allowance of $132 million on January 1, 2020. The allowance at June 30, 2020 represented 1.79% of total loans, excluding outstanding balances of PPP loans.

Asset Quality Metrics
				Change 2Q20 vs.
($ in millions)	2Q20	2Q19	1Q20	2Q19	1Q20

At end of quarter
Nonaccrual loans	$1,157	$865	$1,062	34%	9%
Real estate and other foreclosed assets	$67	$73	$84	-8%	-20%
Total nonperforming assets	$1,224	$938	$1,146	30%	7%
Accruing loans past due 90 days or more (1)	$536	$349	$530	54%	1%
Nonaccrual loans as % of loans outstanding	1.18%	.96%	1.13%

Allowance for credit losses	$1,638	$1,030	$1,384	59%	18%
Allowance for credit losses as % of loans outstanding	1.68%	1.15%	1.47%

For the period
Provision for credit losses	$325	$55	$250	491%	30%
Net charge-offs	$71	$44	$49	60%	45%
Net charge-offs as % of average loans (annualized)	.29%	.20%	.22%

(1)	Predominantly residential real estate loans. Prior to 2020, excludes loans acquired at a discount.

Noninterest Income and Expense.  Noninterest income was $487 million in the recent quarter, compared with $512 million in the year-earlier quarter and $529 million in the first quarter of 2020. The lower level of noninterest income in the second quarter of 2020 as compared with those prior periods largely resulted from declines in service charges on deposit accounts, trading account and foreign exchange gains, merchant discount and credit card fees, and loan syndication fees, partially offset by higher residential mortgage banking revenues and trust income. In addition, income from Bayview Lending Group LLC of $23 million received in 2020’s initial quarter was predominantly offset by unrealized losses on investment securities of $21 million during that quarter.

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Noninterest Income

				Change 2Q20 vs.
($ in millions)	2Q20	2Q19	1Q20	2Q19	1Q20

Mortgage banking revenues	$145	$107	$128	35%	13%
Service charges on deposit accounts	78	108	106	-28%	-27%
Trust income	152	145	149	5%	2%
Brokerage services income	10	12	13	-16%	-20%
Trading account and foreign exchange gains	8	18	21	-55%	-61%
Gain (loss) on bank investment securities	7	9	(21)	-22%	—
Other revenues from operations	87	113	133	-23%	-35%
Total	$487	$512	$529	-5%	-8%

Noninterest expense totaled $807 million in the second quarter of 2020, down from $873 million in the corresponding quarter of 2019 and $906 million in the first quarter of 2020.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets, noninterest operating expenses aggregated $803 million in the recent quarter, $868 million in the second quarter of 2019 and $903 million in 2020’s first quarter. Factors contributing to the lower level of noninterest expenses in the recent quarter as compared with the year-earlier quarter were lower costs for professional and outside services and advertising and marketing, and a $48 million charge associated with an equity investment in an asset manager recorded in the second quarter of 2019. As compared with the initial 2020 quarter, the lower level of noninterest expenses in the recent quarter was largely attributable to a decline in expenses for salaries and employee benefits, reflecting decreased incentive compensation costs and seasonally higher stock-based compensation and employee benefits expenses during the first quarter, and lower advertising and marketing costs.

Noninterest Expense

				Change 2Q20 vs.
($ in millions)	2Q20	2Q19	1Q20	2Q19	1Q20

Salaries and employee benefits	$459	$456	$537	1%	-15%
Equipment and net occupancy	77	79	80	-3%	-3%
Outside data processing and software	61	55	64	11%	-5%
FDIC assessments	14	10	12	45%	16%
Advertising and marketing	10	24	22	-59%	-56%
Printing, postage and supplies	11	10	11	9%	4%
Amortization of core deposit and other intangible assets	4	5	4	-23%	—
Other costs of operations	171	234	176	-27%	-3%
Total	$807	$873	$906	-8%	-11%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 55.7% in the second quarter of 2020, 56.0% in the year-earlier quarter and 58.9% in the first three months of 2020.

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M&T BANK CORPORATION

Balance Sheet.  M&T had total assets of $139.5 billion at June 30, 2020, up from $121.6 billion and $124.6 billion at June 30, 2019 and March 31, 2020, respectively. Loans and leases, net of unearned discount, were $97.8 billion at June 30, 2020, $89.9 billion at June 30, 2019 and $94.1 billion at March 31, 2020. The increase in total loans and leases at the recent quarter-end as compared with the second quarter of 2019 was driven largely by growth in commercial loans of $5.8 billion and commercial real estate loans of $2.0 billion. The commercial loan growth reflects loans originated as part of the PPP, which totaled $6.5 billion at June 30, 2020. Total deposits rose to $115.0 billion at the recent quarter-end, compared with $91.7 billion at June 30, 2019 and $100.2 billion at March 31, 2020. The higher level of deposits at the recent quarter-end as compared with the prior dates reflects both increased commercial and consumer deposits, as well as higher levels of deposits associated with residential mortgage servicing activities.

Total shareholders' equity was $15.9 billion, or 11.43% of total assets at June 30, 2020, compared with $15.7 billion, or 12.91% at June 30, 2019 and $15.8 billion, or 12.70% at March 31, 2020. Common shareholders' equity was $14.7 billion, or $114.54 per share, at June 30, 2020, compared with $14.5 billion, or $107.73 per share, a year-earlier and $14.6 billion, or $113.54 per share, at March 31, 2020.  Tangible equity per common share was $78.62 at June 30, 2020, compared with $73.29 at June 30, 2019 and $77.60 at March 31, 2020. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 9.51% at June 30, 2020, up from 9.19% three months earlier.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss second quarter financial results today at 11:00 a.m. Eastern Time.  Those wishing to participate in the call may dial

(877) 780-2276.  International participants, using any applicable international calling codes, may dial

(973) 582-2700.  Callers should reference M&T Bank Corporation or the conference ID #9253404.  The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Thursday, July 30, 2020 by calling (800) 585-8367, or (404) 537-3406 for international participants, and by making reference to ID #9253404.  The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements.  This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.  Any statement that does not describe historical or current facts is a forward-looking statement,

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including statements regarding the potential effects of the Coronavirus Disease 2019 (“COVID-19”) pandemic on M&T’s business, financial condition, liquidity and results of operations. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; risks and uncertainties relating to the impact of the COVID-19 pandemic; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation or regulation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

Further, statements about the potential effects of the COVID-19 pandemic on M&T’s business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T’s control, including the scope and duration of the pandemic, actions taken by governmental authorities in

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response to the pandemic, and the direct and indirect impact of the pandemic on customers, clients, third parties and M&T.

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Financial Highlights

	Three months ended			Six months ended
	June 30			June 30
Amounts in thousands, except per share	2020	2019	Change	2020	2019	Change
Performance
Net income	$241,054	473,260	-49%	$509,876	956,002	-47%
Net income available to common shareholders	223,099	452,633	-51%	473,795	914,719	-48%
Per common share:
Basic earnings	$1.74	3.34	-48%	$3.67	6.69	-45%
Diluted earnings	1.74	3.34	-48%	3.67	6.69	-45%
Cash dividends	$1.10	1.00	10%	$2.20	2.00	10%
Common shares outstanding:
Average - diluted (1)	128,333	135,464	-5%	129,044	136,685	-6%
Period end (2)	128,294	134,200	-4%	128,294	134,200	-4%
Return on (annualized):
Average total assets	.71%	1.60%		.80%	1.64%
Average common shareholders' equity	6.13%	12.68%		6.56%	12.91%
Taxable-equivalent net interest income	$961,371	1,047,406	-8%	$1,943,239	2,103,433	-8%
Yield on average earning assets	3.38%	4.64%		3.75%	4.68%
Cost of interest-bearing liabilities	.40%	1.11%		.60%	1.08%
Net interest spread	2.98%	3.53%		3.15%	3.60%
Contribution of interest-free funds	.15%	.38%		.22%	.37%
Net interest margin	3.13%	3.91%		3.37%	3.97%
Net charge-offs to average total net loans (annualized)	.29%	.20%		.26%	.15%
Net operating results (3)
Net operating income	$243,958	477,001	-49%	$515,663	963,441	-46%
Diluted net operating earnings per common share	1.76	3.37	-48%	3.71	6.74	-45%
Return on (annualized):
Average tangible assets	.74%	1.68%		.84%	1.72%
Average tangible common equity	9.04%	18.83%		9.71%	19.19%
Efficiency ratio	55.71%	55.98%		57.36%	56.77%

	At June 30
Loan quality	2020	2019	Change
Nonaccrual loans	$1,156,650	865,384	34%
Real estate and other foreclosed assets	66,763	72,907	-8%
Total nonperforming assets	$1,223,413	938,291	30%
Accruing loans past due 90 days or more (4)	$535,755	348,725	54%
Government guaranteed loans included in totals above:
Nonaccrual loans	$51,165	36,765	39%
Accruing loans past due 90 days or more	454,269	320,305	42%
Renegotiated loans	$234,768	254,332	-8%
Accruing loans acquired at a discount past due 90 days or more (5)	N/A	43,079	—
Purchased impaired loans (6):
Outstanding customer balance	N/A	473,834	—
Carrying amount	N/A	263,025	—
Nonaccrual loans to total net loans	1.18%	.96%
Allowance for credit losses to total loans	1.68%	1.15%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4)	Predominantly residential real estate loans. Prior to 2020, excludes loans acquired at a discount.
(5)	Prior to 2020, loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Prior to 2020, accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Amounts in thousands, except per share	2020	2020	2019	2019	2019
Performance
Net income	$241,054	268,822	493,066	480,081	473,260
Net income available to common shareholders	223,099	250,701	473,372	461,410	452,633
Per common share:
Basic earnings	$1.74	1.93	3.60	3.47	3.34
Diluted earnings	1.74	1.93	3.60	3.47	3.34
Cash dividends	$1.10	1.10	1.10	1.00	1.00
Common shares outstanding:
Average - diluted (1)	128,333	129,755	131,549	132,999	135,464
Period end (2)	128,294	128,282	130,589	132,277	134,200
Return on (annualized):
Average total assets	.71%	.90%	1.60%	1.58%	1.60%
Average common shareholders' equity	6.13%	7.00%	12.95%	12.73%	12.68%
Taxable-equivalent net interest income	$961,371	981,868	1,014,225	1,035,469	1,047,406
Yield on average earning assets	3.38%	4.18%	4.27%	4.51%	4.64%
Cost of interest-bearing liabilities	.40%	.83%	.97%	1.10%	1.11%
Net interest spread	2.98%	3.35%	3.30%	3.41%	3.53%
Contribution of interest-free funds	.15%	.30%	.34%	.37%	.38%
Net interest margin	3.13%	3.65%	3.64%	3.78%	3.91%
Net charge-offs to average total net loans (annualized)	.29%	.22%	.18%	.16%	.20%
Net operating results (3)
Net operating income	$243,958	271,705	496,237	483,830	477,001
Diluted net operating earnings per common share	1.76	1.95	3.62	3.50	3.37
Return on (annualized):
Average tangible assets	.74%	.94%	1.67%	1.66%	1.68%
Average tangible common equity	9.04%	10.39%	19.08%	18.85%	18.83%
Efficiency ratio	55.71%	58.91%	53.15%	55.95%	55.98%

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan quality	2020	2020	2019	2019	2019
Nonaccrual loans	$1,156,650	1,061,748	963,112	1,005,249	865,384
Real estate and other foreclosed assets	66,763	83,605	85,646	79,735	72,907
Total nonperforming assets	$1,223,413	1,145,353	1,048,758	1,084,984	938,291
Accruing loans past due 90 days or more (4)	$535,755	530,317	518,728	461,162	348,725
Government guaranteed loans included in totals above:
Nonaccrual loans	$51,165	50,561	50,891	43,144	36,765
Accruing loans past due 90 days or more	454,269	464,243	479,829	434,132	320,305
Renegotiated loans	$234,768	232,439	234,424	240,781	254,332
Accruing loans acquired at a discount past due 90 days or more (5)	N/A	N/A	39,632	40,733	43,079
Purchased impaired loans (6):
Outstanding customer balance	N/A	N/A	415,413	453,382	473,834
Carrying amount	N/A	N/A	227,545	253,496	263,025
Nonaccrual loans to total net loans	1.18%	1.13%	1.06%	1.12%	.96%
Allowance for credit losses to total loans	1.68%	1.47%	1.16%	1.16%	1.15%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4)	Predominantly residential real estate loans. Prior to 2020, excludes loans acquired at a discount.
(5)	Prior to 2020, loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Prior to 2020, accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended			Six months ended
	June 30			June 30
Dollars in thousands	2020	2019	Change	2020	2019	Change
Interest income	$1,032,242	1,237,913	-17%	$2,152,661	2,464,222	-13%
Interest expense	75,105	196,432	-62	218,719	372,681	-41
Net interest income	957,137	1,041,481	-8	1,933,942	2,091,541	-8
Provision for credit losses	325,000	55,000	491	575,000	77,000	647
Net interest income after provision for credit losses	632,137	986,481	-36	1,358,942	2,014,541	-33
Other income
Mortgage banking revenues	145,024	107,321	35	272,933	202,632	35
Service charges on deposit accounts	77,455	107,787	-28	183,616	210,899	-13
Trust income	151,882	144,382	5	300,633	277,168	8
Brokerage services income	10,463	12,478	-16	23,592	24,954	-5
Trading account and foreign exchange gains	8,290	18,453	-55	29,306	29,255	—
Gain (loss) on bank investment securities	6,969	8,911	-22	(13,813)	20,752	—
Other revenues from operations	87,190	112,763	-23	220,366	247,200	-11
Total other income	487,273	512,095	-5	1,016,633	1,012,860	—
Other expense
Salaries and employee benefits	458,842	455,737	1	995,685	954,937	4
Equipment and net occupancy	77,089	79,150	-3	156,729	158,497	-1
Outside data processing and software	61,376	55,234	11	125,786	107,651	17
FDIC assessments	14,207	9,772	45	26,478	19,198	38
Advertising and marketing	9,842	24,046	-59	32,217	44,321	-27
Printing, postage and supplies	11,260	10,324	9	22,112	20,179	10
Amortization of core deposit and other intangible assets	3,913	5,077	-23	7,826	10,097	-22
Other costs of operations	170,513	233,692	-27	346,625	452,500	-23
Total other expense	807,042	873,032	-8	1,713,458	1,767,380	-3
Income before income taxes	312,368	625,544	-50	662,117	1,260,021	-47
Applicable income taxes	71,314	152,284	-53	152,241	304,019	-50
Net income	$241,054	473,260	-49%	$509,876	956,002	-47%

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2020	2020	2019	2019	2019
Interest income	$1,032,242	1,120,419	1,185,902	1,229,469	1,237,913
Interest expense	75,105	143,614	177,069	199,579	196,432
Net interest income	957,137	976,805	1,008,833	1,029,890	1,041,481
Provision for credit losses	325,000	250,000	54,000	45,000	55,000
Net interest income after provision for credit losses	632,137	726,805	954,833	984,890	986,481
Other income
Mortgage banking revenues	145,024	127,909	118,134	137,004	107,321
Service charges on deposit accounts	77,455	106,161	110,987	111,092	107,787
Trust income	151,882	148,751	151,525	143,915	144,382
Brokerage services income	10,463	13,129	11,891	12,077	12,478
Trading account and foreign exchange gains	8,290	21,016	16,717	16,072	18,453
Gain (loss) on bank investment securities	6,969	(20,782)	(6,452)	3,737	8,911
Other revenues from operations	87,190	133,176	118,238	103,882	112,763
Total other income	487,273	529,360	521,040	527,779	512,095
Other expense
Salaries and employee benefits	458,842	536,843	469,080	476,780	455,737
Equipment and net occupancy	77,089	79,640	82,892	82,690	79,150
Outside data processing and software	61,376	64,410	61,720	60,360	55,234
FDIC assessments	14,207	12,271	12,431	9,906	9,772
Advertising and marketing	9,842	22,375	27,063	22,088	24,046
Printing, postage and supplies	11,260	10,852	9,513	10,201	10,324
Amortization of core deposit and other intangible assets	3,913	3,913	4,305	5,088	5,077
Other costs of operations	170,513	176,112	156,679	210,506	233,692
Total other expense	807,042	906,416	823,683	877,619	873,032
Income before income taxes	312,368	349,749	652,190	635,050	625,544
Applicable income taxes	71,314	80,927	159,124	154,969	152,284
Net income	$241,054	268,822	493,066	480,081	473,260

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2020	2019	Change
ASSETS
Cash and due from banks	$1,354,815	1,271,611	7%
Interest-bearing deposits at banks	20,888,341	8,791,753	138
Trading account	1,293,534	479,403	170
Investment securities	8,454,344	11,580,249	-27
Loans and leases:
Commercial, financial, etc.	29,203,862	23,431,408	25
Real estate - commercial	37,159,451	35,194,375	6
Real estate - consumer	15,611,462	16,693,737	-6
Consumer	15,782,773	14,558,538	8
Total loans and leases, net of unearned discount	97,757,548	89,878,058	9
Less: allowance for credit losses	1,638,236	1,029,867	59
Net loans and leases	96,119,312	88,848,191	8
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	21,208	38,428	-45
Other assets	6,812,303	5,952,148	14
Total assets	$139,536,969	121,554,895	15%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$45,397,843	30,747,946	48%
Interest-bearing deposits	68,701,832	59,568,223	15
Deposits at Cayman Islands office	868,284	1,364,855	-36
Total deposits	114,967,959	91,681,024	25
Short-term borrowings	52,298	4,611,390	-99
Accrued interest and other liabilities	2,250,316	1,915,147	18
Long-term borrowings	6,321,291	7,655,507	-17
Total liabilities	123,591,864	105,863,068	17
Shareholders' equity:
Preferred	1,250,000	1,231,500	2
Common	14,695,105	14,460,327	2
Total shareholders' equity	15,945,105	15,691,827	2
Total liabilities and shareholders' equity	$139,536,969	121,554,895	15%

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2020	2020	2019	2019	2019
ASSETS
Cash and due from banks	$1,354,815	1,298,192	1,432,805	1,818,861	1,271,611
Interest-bearing deposits at banks	20,888,341	8,896,307	7,190,154	12,495,524	8,791,753
Federal funds sold	—	—	3,500	200	—
Trading account	1,293,534	1,224,291	470,129	614,256	479,403
Investment securities	8,454,344	8,956,590	9,497,251	10,677,583	11,580,249
Loans and leases:
Commercial, financial, etc.	29,203,862	26,243,648	23,838,168	23,201,372	23,431,408
Real estate - commercial	37,159,451	36,684,106	35,541,914	34,945,231	35,194,375
Real estate - consumer	15,611,462	15,643,014	16,156,094	16,500,955	16,693,737
Consumer	15,782,773	15,571,507	15,386,693	15,175,635	14,558,538
Total loans and leases, net of unearned discount	97,757,548	94,142,275	90,922,869	89,823,193	89,878,058
Less: allowance for credit losses	1,638,236	1,384,366	1,051,071	1,038,437	1,029,867
Net loans and leases	96,119,312	92,757,909	89,871,798	88,784,756	88,848,191
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	21,208	25,121	29,034	33,339	38,428
Other assets	6,812,303	6,826,311	6,784,974	6,483,295	5,952,148
Total assets	$139,536,969	124,577,833	119,872,757	125,500,926	121,554,895

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$45,397,843	35,554,715	32,396,407	31,766,724	30,747,946
Interest-bearing deposits	68,701,832	63,410,672	60,689,618	61,785,212	59,568,223
Deposits at Cayman Islands office	868,284	1,217,921	1,684,044	1,561,997	1,364,855
Total deposits	114,967,959	100,183,308	94,770,069	95,113,933	91,681,024
Short-term borrowings	52,298	59,180	62,363	5,513,896	4,611,390
Accrued interest and other liabilities	2,250,316	2,198,116	2,337,490	2,090,762	1,915,147
Long-term borrowings	6,321,291	6,321,435	6,986,186	7,002,524	7,655,507
Total liabilities	123,591,864	108,762,039	104,156,108	109,721,115	105,863,068
Shareholders' equity:
Preferred	1,250,000	1,250,000	1,250,000	1,250,000	1,231,500
Common	14,695,105	14,565,794	14,466,649	14,529,811	14,460,327
Total shareholders' equity	15,945,105	15,815,794	15,716,649	15,779,811	15,691,827
Total liabilities and shareholders' equity	$139,536,969	124,577,833	119,872,757	125,500,926	121,554,895

15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Six months ended
	June 30,		June 30,		March 31,		June 30, 2020 from		June 30,				Change
Dollars in millions	2020		2019		2020		June 30,	March 31,	2020		2019		in
	Balance	Rate	Balance	Rate	Balance	Rate	2019	2020	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$16,454	.10%	6,122	2.38%	6,130	1.24%	169%	168%	$11,292	.41%	5,368	2.39%	110%
Federal funds sold and agreements
to resell securities	692	.11	1	2.83	1,224	1.34	-	-43	958	.90	1	2.83	—
Trading account	49	2.04	68	2.20	64	2.64	-28	-24	56	2.38	66	2.79	-16
Investment securities	8,500	2.24	12,170	2.49	9,102	2.22	-30	-7	8,801	2.23	12,557	2.51	-30
Loans and leases, net of unearned
discount
Commercial, financial, etc.	29,733	3.10	23,335	4.97	24,290	4.10	27	22	27,011	3.55	23,173	5.02	17
Real estate - commercial	36,947	4.42	34,768	5.30	36,034	4.83	6	3	36,491	4.62	34,647	5.32	5
Real estate - consumer	15,599	4.00	16,723	4.29	15,931	4.03	-7	-2	15,765	4.02	16,830	4.33	-6
Consumer	15,518	4.85	14,324	5.53	15,451	5.30	8	—	15,484	5.07	14,165	5.52	9
Total loans and leases, net	97,797	4.05	89,150	5.09	91,706	4.61	10	7	94,751	4.32	88,815	5.12	7
Total earning assets	123,492	3.38	107,511	4.64	108,226	4.18	15	14	115,858	3.75	106,807	4.68	8
Goodwill	4,593		4,593		4,593		—	—	4,593		4,593		—
Core deposit and other intangible
assets	23		41		27		-44	-14	25		43		-42
Other assets	8,338		6,342		7,739		31	8	8,037		6,224		29
Total assets	$136,446		118,487		120,585		15%	13%	$128,513		117,667		9%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking
deposits	$62,927	.17	53,495	.69	56,366	.56	18%	12%	$59,646	.35	52,799	.64	13%
Time deposits	5,354	1.49	6,530	1.53	5,672	1.55	-18	-6	5,513	1.52	6,441	1.44	-14
Deposits at Cayman Islands
office	1,017	.06	1,247	1.94	1,672	.82	-18	-39	1,344	.54	1,110	1.96	21
Total interest-bearing
deposits	69,298	.27	61,272	.80	63,710	.65	13	9	66,503	.45	60,350	.75	10
Short-term borrowings	63	.01	1,263	2.51	58	.16	-95	9	60	.08	1,177	2.50	-95
Long-term borrowings	6,189	1.86	8,278	3.20	6,240	2.60	-25	-1	6,215	2.23	8,386	3.21	-26
Total interest-bearing liabilities	75,550	.40	70,813	1.11	70,008	.83	7	8	72,778	.60	69,913	1.08	4
Noninterest-bearing deposits	42,497		30,099		32,456		41	31	37,477		30,207		24
Other liabilities	2,446		1,945		2,401		26	2	2,422		1,948		24
Total liabilities	120,493		102,857		104,865		17	15	112,677		102,068		10
Shareholders' equity	15,953		15,630		15,720		2	1	15,836		15,599		2
Total liabilities and
shareholders' equity	$136,446		118,487		120,585		15%	13%	$128,513		117,667		9%

Net interest spread		2.98		3.53		3.35				3.15		3.60
Contribution of interest-free funds		.15		.38		.30				.22		.37
Net interest margin		3.13%		3.91%		3.65%				3.37%		3.97%

16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Six months ended
	June 30		June 30
	2020	2019	2020	2019
Income statement data
In thousands, except per share
Net income
Net income	$241,054	473,260	509,876	956,002
Amortization of core deposit and other intangible assets (1)	2,904	3,741	5,787	7,439
Net operating income	$243,958	477,001	515,663	963,441

Earnings per common share
Diluted earnings per common share	$1.74	3.34	3.67	6.69
Amortization of core deposit and other intangible assets (1)	.02	.03	.04	.05
Diluted net operating earnings per common share	$1.76	3.37	3.71	6.74

Other expense
Other expense	$807,042	873,032	1,713,458	1,767,380
Amortization of core deposit and other intangible assets	(3,913)	(5,077)	(7,826)	(10,097)
Noninterest operating expense	$803,129	867,955	1,705,632	1,757,283
Efficiency ratio
Noninterest operating expense (numerator)	$803,129	867,955	1,705,632	1,757,283
Taxable-equivalent net interest income	961,371	1,047,406	1,943,239	2,103,433
Other income	487,273	512,095	1,016,633	1,012,860
Less: Gain (loss) on bank investment securities	6,969	8,911	(13,813)	20,752
Denominator	$1,441,675	1,550,590	2,973,685	3,095,541
Efficiency ratio	55.71%	55.98%	57.36%	56.77%
Balance sheet data
In millions
Average assets
Average assets	$136,446	118,487	128,513	117,667
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(23)	(41)	(25)	(43)
Deferred taxes	6	11	7	11
Average tangible assets	$131,836	113,864	123,902	113,042
Average common equity
Average total equity	$15,953	15,630	15,836	15,599
Preferred stock	(1,250)	(1,232)	(1,250)	(1,232)
Average common equity	14,703	14,398	14,586	14,367
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(23)	(41)	(25)	(43)
Deferred taxes	6	11	7	11
Average tangible common equity	$10,093	9,775	9,975	9,742
At end of quarter
Total assets
Total assets	$139,537	121,555
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(21)	(38)
Deferred taxes	5	10
Total tangible assets	$134,928	116,934
Total common equity
Total equity	$15,945	15,692
Preferred stock	(1,250)	(1,232)
Undeclared dividends - cumulative preferred stock	—	(3)
Common equity, net of undeclared cumulative preferred dividends	14,695	14,457
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(21)	(38)
Deferred taxes	5	10
Total tangible common equity	$10,086	9,836

(1)	After any related tax effect.

17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Income statement data
In thousands, except per share
Net income
Net income	$241,054	268,822	493,066	480,081	473,260
Amortization of core deposit and other intangible assets (1)	2,904	2,883	3,171	3,749	3,741
Net operating income	$243,958	271,705	496,237	483,830	477,001

Earnings per common share
Diluted earnings per common share	$1.74	1.93	3.60	3.47	3.34
Amortization of core deposit and other intangible assets (1)	.02	.02	.02	.03	.03
Diluted net operating earnings per common share	$1.76	1.95	3.62	3.50	3.37

Other expense
Other expense	$807,042	906,416	823,683	877,619	873,032
Amortization of core deposit and other intangible assets	(3,913)	(3,913)	(4,305)	(5,088)	(5,077)
Noninterest operating expense	$803,129	902,503	819,378	872,531	867,955
Efficiency ratio
Noninterest operating expense (numerator)	$803,129	902,503	819,378	872,531	867,955
Taxable-equivalent net interest income	961,371	981,868	1,014,225	1,035,469	1,047,406
Other income	487,273	529,360	521,040	527,779	512,095
Less: Gain (loss) on bank investment securities	6,969	(20,782)	(6,452)	3,737	8,911
Denominator	$1,441,675	1,532,010	1,541,717	1,559,511	1,550,590
Efficiency ratio	55.71%	58.91%	53.15%	55.95%	55.98%
Balance sheet data
In millions
Average assets
Average assets	$136,446	120,585	122,554	120,388	118,487
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(23)	(27)	(31)	(36)	(41)
Deferred taxes	6	7	8	10	11
Average tangible assets	$131,836	115,972	117,938	115,769	113,864
Average common equity
Average total equity	$15,953	15,720	15,832	15,837	15,630
Preferred stock	(1,250)	(1,250)	(1,250)	(1,373)	(1,232)
Average common equity	14,703	14,470	14,582	14,464	14,398
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(23)	(27)	(31)	(36)	(41)
Deferred taxes	6	7	8	10	11
Average tangible common equity	$10,093	9,857	9,966	9,845	9,775
At end of quarter
Total assets
Total assets	$139,537	124,578	119,873	125,501	121,555
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(21)	(25)	(29)	(33)	(38)
Deferred taxes	5	6	7	8	10
Total tangible assets	$134,928	119,966	115,258	120,883	116,934
Total common equity
Total equity	$15,945	15,816	15,717	15,780	15,692
Preferred stock	(1,250)	(1,250)	(1,250)	(1,250)	(1,232)
Undeclared dividends - cumulative preferred stock	—	—	—	—	(3)
Common equity, net of undeclared cumulative preferred dividends	14,695	14,566	14,467	14,530	14,457
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(21)	(25)	(29)	(33)	(38)
Deferred taxes	5	6	7	8	10
Total tangible common equity	$10,086	9,954	9,852	9,912	9,836

(1)	After any related tax effect.